Exhibit 99.1

PRESS RELEASE

CONTACT:
Rob Krolik
DigitalThink
415-625-4076
rkrolik@digitalthink.com

DigitalThink To Expand Simulation Capabilities For Custom E-Learning Courseware

DigitalThink Acquires Innovative Simulation Provider Horn Interactive

________________________________________________________________________

San Francisco, CA - April 16, 2003 - DigitalThink, Inc. (Nasdaq: DTHK), the leader in custom e-learning for Fortune 1000 companies, today announced the acquisition of privately held Horn Interactive, a leading provider of simulation-based custom e-learning. With the addition of Horn Interactive's innovative design and development capabilities, DigitalThink expands its position as the leading provider of custom e-learning courseware by addressing the growing market for simulation-based learning. The expanded capability will be immediately available to customers as part of DigitalThink's custom e-learning courseware products and services.

"The acquisition of Horn Interactive is a significant step in DigitalThink's ability to offer customers highly engaging e-learning featuring complex, realistic simulations for appropriate training contexts such as sales training," said Michael Pope, president and chief executive officer of DigitalThink. "Companies can greatly improve the results of their learning initiatives by allowing employees to practice tasks and hone skills in a safe, simulated environment. Horn Interactive brings to DigitalThink a valuable combination of high-quality customers, unique technology and development processes, and a team of very talented employees."

Horn Interactive founder Richard Horn, along with the rest of the Horn Interactive team, joins DigitalThink to lead simulation design and development. "DigitalThink's award-winning custom courseware and industry-leading L5 Learning Delivery System are unparalleled in the e-learning market" said Richard Horn, president of Horn Interactive. "I am confident that customers of both companies will benefit greatly from our integrated capabilities."

Transaction Details

DigitalThink will issue approximately 2 million shares for all the outstanding shares of Horn Interactive. The acquisition is expected to be non-dilutive in fiscal 2004. Further guidance regarding the acquisition will be given on April 23, 2003, during DigitalThink's scheduled conference call to announce fourth quarter and fiscal year-end results.

About DigitalThink

DigitalThink is the leader in custom e-learning for Fortune 1000 companies. DigitalThink provides the right combination of courseware development, do-it-yourself capabilities, learning delivery, and industry-specific expertise. DigitalThink's customers include ADP Dealer Services, BearingPoint, Circuit City, EDS, Kinko's, Mazda, and Red Hat. When learning matters, the proven choice is DigitalThink

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act 1995:

The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding DigitalThink's expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales, the benefit of the Horn Interactive acquisition, the integration of Horn Interactive services and customers, the potential impact of the acquisition on DigitalThink's market position, and prospects for the e-learning market in general. All forward-looking statements included in this release are based upon information available to DigitalThink as of the date hereof, and DigitalThink assumes no obligation to update any such forward-looking statement. Actual results could differ materially from DigitalThink's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, our limited operating history, expected fluctuation of our quarterly revenues, our ability to recognize revenues in accordance with our expectations, successful hiring and retention, the strength of our brand awareness, and other factors and risks discussed in DigitalThink's most recent Quarterly Report on Form 10-Q, dated February 11, 2003, as filed with the Securities and Exchange Commission and any reports filed from time to time with the Securities and Exchange Commission.